UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

PRECIGEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2024, the Compensation Committee of the Board of Directors of Precigen, Inc. (the “Company”) approved the Company’s entry into continuing employment agreements (the “Continuing Employment Agreements”) with each of Mr. Harry Thomasian Jr., Chief Financial Officer, and Mr. Rutul R. Shah, Chief Operating Officer, which provide for specified severance payments and benefits in the event of the executive’s termination of employment by the Company without “cause” or by the executive for “good reason” (each as defined in the Continuing Employment Agreements). The Continuing Employment Agreements are substantially in the same form as the continuing employment agreements entered into with other named executive officers of the Company (other than the Chief Executive Officer, Dr. Helen Sabzevari), the material terms of which are disclosed in the Company’s 2023 Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 25, 2023, except that the (i) severance payment will be equivalent to 12 months of the executive’s base pay, and (ii) the Company’s coverage of premiums for COBRA health care continuation will be for up to 12 months.

The description of the Continuing Employment Agreements set forth herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Continuing Employment Agreement, a copy of which will be filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: February 8, 2024